                                                                    EXHIBIT 99.3


                      ELECTION FORM AND TRANSMITTAL LETTER

          to accompany certificates representing shares of common stock of

                   RAYCHEM CORPORATION, A DELAWARE CORPORATION

when submitted in connection with an election to receive

     o    cash,
     o    common shares of Tyco International Ltd., a Bermuda company, or
     o    a combination of cash and Tyco shares

pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco, Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem, pursuant to which Raychem will be merged with Tyco (PA).

                      The exchange agent for the merger is:

                      CHASEMELLON SHAREHOLDER SERVICES LLC

--------------------------------------------------------------------------------

BY MAIL COURIER:              FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT:

--------------------------------------------------------------------------------

                        (for Eligible Institutions only)

--------------------------------------------------------------------------------


                           For Confirmation Telephone:

     IF YOU DELIVER THIS DOCUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMIT THIS DOCUMENT VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE YOUR ELECTION WILL NOT BE EFFECTIVE.

                    The information agent for the merger is:

                            Georgeson & Company, Inc.
                           (800) 223-2064 (toll-free)

     FOR YOUR ELECTION TO BE EFFECTIVE, THIS DOCUMENT, TOGETHER WITH YOUR STOCK CERTIFICATES, OR AN APPROPRIATE GUARANTEE OF DELIVERY OF SUCH STOCK CERTIFICATES AS SET FORTH IN GENERAL INSTRUCTION 7, MUST BE RECEIVED BY THE EXCHANGE AGENT BEFORE THE ELECTION DEADLINE. THE ELECTION DEADLINE IS THE CLOSE OF BUSINESS ON THE DATE PRIOR TO THE EFFECTIVE DATE OF THE MERGER. WE ANTICIPATE THAT THE EFFECTIVE DATE OF THE MERGER WILL BE ON OR ABOUT AUGUST 12, 1999, THE DATE OF THE SPECIAL MEETING OF RAYCHEM'S STOCKHOLDERS TO VOTE ON THE MERGER. AS A RESULT, WE RECOMMEND THAT YOU SUBMIT THIS DOCUMENT, TOGETHER WITH YOUR RAYCHEM STOCK CERTIFICATES OR AN APPROPRIATE GUARANTEE OF THEIR DELIVERY, AND ANY OTHER REQUIRED DOCUMENTATION, NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 11, 1999.

          PLEASE READ THE SPECIAL ELECTION INSTRUCTIONS AND THE GENERAL INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS DOCUMENT.

BOX A:  ELECTION   See General Instruction 3.

     Please list the number of your shares of Raychem common stock for which you wish to make the following elections:


Number of shares for which you are electing to receive cash:
                                                                    ------------

Number of shares for which you are electing to receive Tyco shares:
                                                                    ------------

Number of shares for which you are not making any election:
                                                                    ------------

  Total number of shares held by you:
                                                                    ------------

                                    * * * * *

-----------------------------------------------------------------------------------------------------------
                                                                               NUMBER OF SHARES
NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S).    CERTIFICATE NUMBER**        REPRESENTED BY EACH
PLEASE FILL IN, IF BLANK, EXACTLY AS  NAME(S)                                  CERTIFICATE (OR COVERED BY A
APPEAR(S) ON YOUR CERTIFICATES(S).*                                            GUARANTEE OF DELIVERY)

-----------------------------------------------------------------------------------------------------------



                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------

                                                                                -----------------------
                                                                                     Total Shares

-----------------------------------------------------------------------------------------------------------

* In the case of a delivery using the guarantee of delivery procedures, exactly as name(s) will appear on the certificate(s) when delivered.

** Certificate numbers are not required if certificates will be delivered using the guarantee of delivery procedures.


     IF THIS DOCUMENT, PROPERLY COMPLETED AND ACCOMPANIED BY YOUR RAYCHEM STOCK CERTIFICATES OR AN APPROPRIATE GUARANTEE OF THEIR DELIVERY, IS NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, YOU WILL BE DEEMED NOT TO HAVE MADE AN ELECTION WITH RESPECT TO ALL OF YOUR SHARES. IF YOU FAIL TO INDICATE A CASH ELECTION OR STOCK ELECTION IN BOX A ABOVE WITH RESPECT TO ANY OR ALL OF YOUR SHARES, YOU WILL

BE DEEMED NOT TO HAVE MADE AN ELECTION WITH RESPECT TO THOSE SHARES.

YOUR STOCK CERTIFICATES ARE CURRENTLY UNAVAILABLE.

         If your Raychem stock certificates are not available at the time you send this document to the exchange agent, you may instead provide a guarantee of their delivery as set forth in General Instruction 7 below. In such a case, you must, within three trading days on the New York Stock Exchange of the date you submit this document to the exchange agent, deliver to the exchange agent the Raychem stock certificates representing the shares in respect of which you provided the guarantee of delivery. If you do not deliver your stock certificates within such three day period, your election will not be effective.

YOUR STOCK CERTIFICATES ARE LOST, STOLEN OR DESTROYED.

         If your Raychem stock certificate(s) have been lost, stolen or destroyed and you require assistance in replacing them, see General Instruction 13 below. You cannot make an effective election without enclosing your Raychem stock certificate(s) or an appropriate guarantee of their delivery together with this document. If you submit a guarantee of delivery with this document, your Raychem stock certificates must be delivered within three NYSE trading days thereafter. Therefore, if you wish to make an election, it is critical that you act immediately to obtain replacement stock certificates.

COPIES OF THE PROXY STATEMENT/PROSPECTUS; VOTING.

         This document is delivered to you in connection with the proxy statement/prospectus of Raychem and Tyco relating to the merger dated July __, 1999. You may request copies of the proxy statement/prospectus as well as extra copies of this document, from Georgeson & Company Inc., the information agent, at the toll-free phone number shown on the cover, or from the exchange agent at the addresses or the toll-free number shown on the cover. By submitting this document to the exchange agent you acknowledge your receipt of the proxy statement/prospectus.

         COMPLETING AND RETURNING THIS DOCUMENT DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO APPROVAL OF THE MERGER OR THE MERGER AGREEMENT AT THE RAYCHEM SPECIAL MEETING. TO VOTE AT THE RAYCHEM SPECIAL MEETING, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD THAT ACCOMPANIED THE PROXY STATEMENT/PROSPECTUS, OR YOU MUST ATTEND THE RAYCHEM SPECIAL MEETING IN PERSON AND VOTE YOUR SHARES THERE. IF YOU HAVE ANY QUESTIONS CONCERNING THE VOTING OF YOUR SHARES OF RAYCHEM COMMON STOCK, PLEASE CALL THE INFORMATION AGENT TOLL-FREE AT (800) 223-2064.

RECEIPT OF YOUR MERGER CONSIDERATION.

         If you follow the instructions in this document and make a valid election, you will not have to submit any additional letters of transmittal or other forms to receive your merger consideration following the merger. Even if you do not make a valid election, but you submit this document, signed where indicated below and on the attached Form W-9, together with Raychem stock certificates, you will receive your merger consideration following the merger as a non-electing shareholder. If, you do not submit this document and your stock certificates to the exchange agent, we will send you another transmittal letter after the merger is effective, with the instructions you must follow to receive your merger consideration.

                          SPECIAL ELECTION INSTRUCTIONS

     The appropriate share information must be provided in Box A above in order to make a cash and/or stock election. Your choices of election are:

----------------------------------------------------------------------------------------------------------------
                                                 WHAT YOU WILL RECEIVE FOR EACH SHARE OF RAYCHEM COMMON
               ELECTION                                                  STOCK
----------------------------------------------------------------------------------------------------------------
Cash Election..........................   cash, without interest, equal to $18.50 plus the value of 0.2070 of a Tyco common share
Stock Election.........................   a fraction of a Tyco common share having a value of $18.50 plus the value of 0.2070 of a Tyco common share
No Election ...........................   as determined by the proration rules of the merger agreement, cash, without interest, and/or a fraction of a Tyco share having a combined value of $18.50 plus the value of 0.2070 of a Tyco common share
----------------------------------------------------------------------------------------------------------------

         ALL ELECTIONS ARE SUBJECT TO THE PRORATION RULES SET FORTH IN
SECTION 1.06 OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS ANNEX A AND ARE DESCRIBED UNDER THE CAPTION "THE MERGER AGREEMENT--MERGER CONSIDERATION--THE PRORATION RULES" IN THE PROXY STATEMENT/PROSPECTUS AND IN GENERAL INSTRUCTION 3 BELOW. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BEFORE COMPLETING THIS DOCUMENT.

         The exchange agent reserves the right to deem that you have not made an election if:

         A.       No election choice is indicated in Box A;

         B. You fail to follow the instructions on this document, including failure to submit your Raychem stock certificate(s) or an appropriate guarantee of their delivery or otherwise fail to properly make an election;

         C. This document, completed and accompanied by your Raychem stock certificate(s) or an appropriate guarantee of their delivery is not actually received by the exchange agent before the election deadline; or

         D. You return this document with a guarantee of delivery of your stock certificates, but do not deliver the certificates within three NYSE trading days.

         Tyco (PA) and the exchange agent reserve the right to waive any flaws in your completion of this document, but are under no obligation to do so.

         In order for your election to be valid and to receive your merger consideration, this document MUST be:

         o completed and signed in the space provided below and on the included Substitute Form W-9; and
         o received by the exchange agent, together with your Raychem stock certificate(s) or an appropriate guarantee of their delivery, at either of the addresses set forth above, prior to the election deadline.

         The allocation of the merger consideration among the Raychem stockholders will depend upon the elections made by stockholders and the average of the weighted average trading prices for Tyco common shares on the NYSE for the three consecutive trading days beginning on the date the merger becomes effective. Raychem stockholders may submit this document until the business day preceding the date the merger becomes effective, and it may take some time before the exchange agent can verify the election forms and tabulate the election results. The validity of elections submitted on the deadline and accompanied by a guarantee of delivery will not be finally determined until three trading days after the deadline. The three trading day average value of Tyco common shares cannot be determined until the close of trading on the second trading day after the date the merger becomes effective. Because of these mechanics, there will be a period of time following consummation of the merger before the allocation of the merger consideration can be determined. Consequently, the payment to you of the merger consideration, even if you made an election and delivered your Raychem stock certificates to the exchange agent prior to the election deadline, may be delayed.

               SPECIAL ISSUANCE, PAYMENT OR DELIVERY INSTRUCTIONS

         Unless you otherwise indicate below under "Special Issuance and Payment Instructions," the merger consideration will be delivered in your name. Similarly, unless you otherwise indicate below under "Special Delivery Instructions," the merger consideration will be mailed to you at the address shown in Box A above. In the event that you complete the "Special Issuance and Payment Instructions" box, the merger consideration will be delivered in the name of, and will be mailed to, the indicated person or entity at the indicated address. Before such delivery can be made, however, the exchange agent must be provided with satisfactory evidence of the payment of, or exemption from payment of, any applicable stock transfer taxes. In addition, you must include appropriate signature guarantees with respect to shares of Raychem common stock for which you give Special Issuance and Payment Instructions.

Ladies and Gentlemen:

         Pursuant to the merger agreement, and subject to the proration rules included in the merger agreement and described in the proxy statement/prospectus, I hereby surrender to ChaseMellon Shareholder Services LLC, as exchange agent, certificate(s) representing all of my shares of Raychem common stock listed in Box A above. I elect to have each of such shares of Raychem common stock represented by such certificates converted into the following three election options, in the manner indicated in Box A above:

         (A) CASH ELECTION: The right to receive cash equal to the "per share amount of the merger consideration;"

         (B) STOCK ELECTION: The right of receive Tyco shares having a value equal to the "per share amount of the merger consideration;" or

         (C) NO ELECTION: The right to receive cash and/or shares having a value equal to the "per share value of the merger consideration," as provided in the merger agreement for shares of Raychem common stock as to which no election is made.

The "per share amount of the merger consideration" is $18.50 plus the value of 0.2070 of a Tyco common share. The value of a Tyco common share for these purposes is the average of the weighted average trading prices for Tyco common shares on the NYSE for the three consecutive trading days beginning on the date the merger becomes effective. The exchange agent will pay cash in lieu of any fractional Tyco shares otherwise issuable in connection with the merger. Any cash, other than cash received in lieu of fractional shares, and Tyco common shares received by holders of Raychem common stock in connection with the merger are referred to as "cash consideration" and "stock consideration," respectively. The cash consideration, stock consideration and cash paid in lieu of fractional shares are collectively referred to as the "merger consideration."

         I understand that each election is subject to certain terms, conditions and limitations that have been set forth in the merger agreement, including that the aggregate amount of cash and the aggregate number of Tyco shares to be paid or delivered in the merger is fixed.

         o The aggregate amount of cash that is payable in the merger is equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becomes effective. If there are dissenting shares, the aggregate amount of cash will be reduced by the number of dissenting shares multiplied by the per share value of the merger consideration.

         o The aggregate number of Tyco common shares that are deliverable in the merger is equal to 0.2070 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becomes effective.

         I ACKNOWLEDGE THAT THE MERGER AGREEMENT PROVIDES FOR PRORATION IF, AS A RESULT OF THE ELECTIONS MADE BY RAYCHEM STOCKHOLDERS, EITHER THE FIXED AMOUNT OF CASH OR NUMBER OF SHARES WOULD OTHERWISE BE EXCEEDED. IN SUCH A CASE, I UNDERSTAND THAT I MAY RECEIVE A COMBINATION OF CASH AND TYCO SHARES THAT DIFFERS FROM MY ELECTION(S) MADE IN BOX A.

         If I am acting in a representative or fiduciary capacity for a particular beneficial owner, I hereby certify that this document covers all of the shares of Raychem common stock that I own in a representative or fiduciary capacity for such particular beneficial owner.

         I hereby represent and warrant that I am, as of the date hereof, and will be, as of the date the merger becomes effective, the registered holder of the shares of Raychem common stock represented by the certificate(s) surrendered with this document, with good title to such shares and full power and authority to

         1. sell, assign and transfer such shares free and clear of all liens, restrictions, charges and encum- brances, and not subject to any adverse claims, and

         2.       make the election(s) indicated in Box A.

I will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of Raychem common stock. I hereby irrevocably appoint the exchange agent, as my agent, to effect the exchange pursuant to the merger agreement and the instructions to this document. All authority conferred or agreed to be conferred in this document shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives. This authority shall not be affected by, and shall survive, my death or incapacity.

                                    SIGN HERE
                    (ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW)


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                        (SIGNATURE(S) OF STOCKHOLDER(S))


Dated: _________________


         (Must be signed by registered holder(s) as name(s) appear(s) on the certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holders(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see General Instruction 5.)


Name(s):


                                 (PLEASE PRINT)

Capacity (full title):

Address (include zip code):

Daytime Area Code and Telephone No.: _______________________________________

Employer Identification or Social Security No.:

                            (SEE SUBSTITUTE FORM W-9)

                            GUARANTEE OF SIGNATURE(S)
                 (IF REQUIRED--SEE GENERAL INSTRUCTIONS 1 AND 5)


                              AUTHORIZED SIGNATURE


                               NAME (PLEASE PRINT)


                                  NAME OF FIRM


                           ADDRESS (INCLUDE ZIP CODE)


                           AREA CODE AND TELEPHONE NO.

Dated:

                              GUARANTEE OF DELIVERY
                    (TO BE USED IF RAYCHEM STOCK CERTIFICATES

                     ARE NOT SURRENDERED WITH THIS DOCUMENT)
                           (SEE GENERAL INSTRUCTION 7)

         THE UNDERSIGNED (CHECK APPROPRIATE BOX BELOW) GUARANTEES TO DELIVER TO THE EXCHANGE AGENT AT THE APPROPRIATE ADDRESS SET FORTH ABOVE THE CERTIFICATES FOR SHARES OF RAYCHEM COMMON STOCK COVERED BY THIS DOCUMENT NO LATER THAN 5:00 P.M. (EASTERN TIME), ON THE THIRD NYSE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS GUARANTEE.


/  /   A member of a registered national securities         -----------------------------------------------------
       exchange                                                          Firm (Please Print or Type)

/  /   A member of the National Association of              -----------------------------------------------------
       Securities Dealers, Inc.                                             Authorized Signature

/  /   A commercial bank or trust company in the            -----------------------------------------------------
       United States                                                              Address

Dated:                                                      -----------------------------------------------------
      ----------------------------------------------                      Area Code and Phone Number

                              SPECIAL ISSUANCE AND
                              PAYMENT INSTRUCTIONS
                       (SEE GENERAL INSTRUCTIONS 6 AND 12)

     To be completed ONLY if the merger consideration, whether cash, Tyco shares or a combination of cash and shares, is to be issued in the name of, and mailed to, someone other than yourself.

       Issue the merger consideration to:

Name
     (PLEASE PRINT)

Address (include zip code)




                (EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NO.)

     If you complete this box, you will need a signature guarantee by an eligible institution. See General Instruction 6.


                          SPECIAL DELIVERY INSTRUCTIONS
                          (SEE GENERAL INSTRUCTION 12)

     To be completed ONLY if the merger consideration, whether cash, Tyco shares or a combination of cash and shares, is to be mailed to you at an address other than that shown in Box A above.

       Mail the merger consideration to:

Name
     (PLEASE PRINT)

Address (include zip code)




                (EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NO.)

       Check this box if this is a permanent change of address. / /

     GENERAL INSTRUCTIONS

     You should complete and submit this document to the exchange agent prior to the election deadline if you wish to make a cash or stock election. You can also use this document as a letter of transmittal at any time if you wish to submit your shares to be exchanged for the merger consideration without electing whether to receive cash or stock. Until your Raychem stock certificates are received by the exchange agent at one of the addresses set forth on the cover, together with such documents as the exchange agent may require, and until the same are processed for exchange by the exchange agent, you will not receive your merger consideration. No interest will accrue on any cash you are entitled to receive. If you are receiving Tyco shares, you will be entitled to any dividends or other distributions paid on Tyco common shares with a record date after the effective time of the merger. If your stock certificate(s) are lost, stolen or destroyed, please refer to General Instruction 13 below.

     YOU MUST FILL IN THE APPROPRIATE ELECTION INFORMATION IN BOX A ABOVE TO MAKE AN ELECTION TO RECEIVE YOUR CHOICE OF CASH AND/OR TYCO SHARES AS YOUR MERGER CONSIDERATION.

     Your election is subject to certain terms, conditions and limitations which are set forth in the merger agreement and described in the proxy statement/prospectus. The merger agreement is included as Annex A to the proxy statement/prospectus. Copies of the proxy statement/prospectus may be requested from the information agent or from the exchange agent at the addresses or toll-free numbers shown on the cover.

     1. ELECTION DEADLINE. THE ELECTION DEADLINE IS THE CLOSE OF BUSINESS ON THE BUSINESS DAY PRIOR TO THE DATE THE MERGER BECOMES EFFECTIVE. For any election to be effective, this document, properly completed, and your related Raychem stock certificate(s), or an appropriate guarantee of their delivery, must be received by the exchange agent at one of the addresses shown on the cover of this document at or prior to the deadline. ANY RAYCHEM STOCK CERTIFICATES FOR WHICH YOU PROVIDE A GUARANTEE OF DELIVERY MUST IN FACT BE DELIVERED WITHIN THREE NYSE TRADING DAYS AFTER THE DATE THIS DOCUMENT IS SUBMITTED TO THE EXCHANGE AGENT OR YOU WILL BE DEEMED TO HAVE NOT MADE AN ELECTION. The exchange agent will determine whether this document or any of your Raychem stock certificates in respect of a guarantee of delivery are received on a timely basis. Any such determination will be conclusive and binding. WE ANTICIPATE THAT THE DATE THE MERGER BECOMES EFFECTIVE WILL BE ON OR ABOUT THE DATE OF THE SPECIAL MEETING OF RAYCHEM STOCKHOLDERS TO VOTE ON THE MERGER, WHICH IS SCHEDULED TO BE HELD ON AUGUST 12, 1999. WE THEREFORE RECOMMEND THAT IF YOU WISH TO MAKE AN ELECTION, YOU DELIVER THIS DOCUMENT, TOGETHER WITH THE RELATED RAYCHEM STOCK CERTIFICATE(S), OR AN APPROPRIATE GUARANTEE OF DELIVERY, PRIOR TO 5:00 PM EASTERN TIME ON AUGUST 11, 1999.

     If the merger is not consummated by August 19, 1999, Tyco and Raychem will issue a press release on the Dow Jones News Service at least five business days before consummating the merger. The press release will inform stockholders of the last date for submitting and/or changing their election forms.

     2. REVOCATION OR CHANGE OF ELECTION. An election may be:

     o revoked, if the exchange agent receives written notice prior to the election deadline from the record holder of the shares covered by such election, or

     o changed, if the exchange agent receives a completed replacement of this document prior to the election deadline from the record holder of the shares covered by such election.

If you effectively revoke an election, you may, by signed and written notice to the exchange agent, request the return of your Raychem stock certificates submitted to the exchange agent and they will be returned to you without charge by first class, insured mail as promptly as practicable after receipt of such request.

     3. ELECTION PROCEDURES/PRORATION. To properly complete Box A:

     o you must indicate the number of your shares of Raychem common stock for which you are electing to receive cash or stock or for which you are not making any election;

     o your name and address must be set forth in the column under the heading "Name and Address of Registered Holder(s)" and

     o either (a) the number of each Raychem stock certificate that you are surrendering with this document must be written in the column under the heading "Certificate Number" or (b) if you are using the guarantee of delivery procedures, the number of shares represented by your stock certificates to be delivered pursuant to such procedures must be written in the column under the heading "Number of Shares Represented by each Certificate," but no certificate number is required.

You will be deemed to have made no election with respect to all shares as to which no other election is made. As set forth in the proxy statement/prospectus, the aggregate amount of cash that is payable in the merger is equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becomes effective, subject to reduction if there are dissenting shares, and the aggregate number of Tyco common shares that are deliverable in the merger is equal to 0.2070 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becoems effective. If the elections by Raychem stockholders result in an oversubscription of either the cash consideration or the stock consideration, the procedures for allocating the merger consideration set forth in Section 1.06 of the merger agreement and described in the proxy statement/prospectus will be followed by the exchange agent. Accordingly, there can be no assurance that your election will result in your receipt of your desired form or mix of merger consideration. However, in all events, the form and mix of merger consideration you receive will be closer to your desired choice than if you had made no election. See the proxy statement/prospectus under the caption "The Merger Agreement--Merger Consideration--The Proration Rules."

     4. TERMINATION OF MERGER AGREEMENT. Consummation of the merger is subject to the required approval of the stockholders of Raychem and to the satisfaction of certain other conditions. No payments related to any surrender of Raychem stock certificates will be made prior to the consummation of the merger, and no payments will be made if the merger agreement is terminated. If the merger agreement is terminated, all elections will be void and of no effect, and the exchange agent will promptly return all Raychem stock certificates previously received by it. In such event, shares of Raychem common stock held through The Depository Trust Company are expected to be available for sale or transfer promptly following such termination. Certificates representing shares of Raychem common stock held of record directly by the beneficial owners of such shares will be returned by the exchange agent without charge to the holder as promptly as practicable by first class, insured mail.

     5. NO FRACTIONAL INTERESTS. No certificate representing a fraction of a Tyco share will be issued. Instead, the exchange agent will remit cash, without interest, in an amount equal to the product of (A) the per share value of the merger consideration, as set forth above, and (B) the fractional interest of a Tyco common share to which you would otherwise be entitled, after taking into account all shares of Raychem common stock then held of record by you.

     6. GUARANTEE OF SIGNATURES. If the merger consideration is to be issued in your name as inscribed on your surrendered Raychem stock certificate(s), your signatures on this document need not be guaranteed. If you have completed the "Special Issuance and Payment Instructions" box so that payment is to be made to someone other than yourself, your signatures on this document must be guaranteed by a financial institution, such as most commercial banks, savings and loan associations and brokerage houses, that is a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program. Public notaries cannot execute acceptable guarantees of signatures.

     7. DELIVERY OF THIS DOCUMENT AND YOUR RAYCHEM STOCK CERTIFICATES; GUARANTEE OF DELIVERY. You should deliver this document, properly completed and duly executed, together with your Raychem stock certificate(s) or a guarantee of their delivery, to the exchange agent at one of the addresses set forth on the cover. THE METHOD OF DELIVERY OF THIS DOCUMENT, YOUR RAYCHEM STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. IF YOU CHOOSE TO SEND THE MATERIALS BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, APPROPRIATELY INSURED, WITH RETURN RECEIPT REQUESTED.

     If you wish to make an election but certificates representing your shares of Raychem Common Stock will not be available by the election deadline, you can use the procedure for guarantee of delivery of your certificates.

This allows you to make your election before the election deadline and subsequently to deliver your certificates. To use this procedure, the guarantee of delivery information set forth above must be completed. A guarantee of delivery of stock certificates must be made by an Eligible Guarantor Institution, generally a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. ANY RAYCHEM STOCK CERTIFICATES COVERED BY A GUARANTEE OF DELIVERY MUST IN FACT BE DELIVERED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE DATE THIS DOCUMENT IS SUBMITTED TO THE EXCHANGE AGENT. FAILURE TO DELIVER SUCH RAYCHEM STOCK CERTIFICATES WITHIN SUCH THREE DAY PERIOD WILL INVALIDATE ANY ELECTION. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the exchange agent.

     8. SHARES HELD IN BOOK-ENTRY FORM. The exchange agent will request to establish an account with respect to the Raychem common stock at the Depositary Trust Company for purposes of receiving shares of Raychem common stock held in book-entry form by holders wish to make an election. Any financial institution that is a participant in DTC may make book-entry delivery of Raychem common stock by causing DTC to transfer such stock into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Also, an Agent's Message, as defined in the next paragraph, and any other required documents, must, in any case, be transmitted to and received by the exchange agent on or prior to the election deadline.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming part of the confirmation of book-entry transfer, which:

     o states that DTC has received an express acknowledgment from the participant in DTC transmitting the shares of Raychem common stock,

     o    sets forth the election made with respect to such shares, and

     o states that such participant agrees to be bound by the terms of this document with respect to such shares.

     9. SHARES HELD BY NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. If you are a record holder of shares of Raychem common stock and hold such shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Forms and Letter of Transmittal covering the aggregate number of shares of Raychem common stock held by you for the beneficial owners for whom you are making an election. You must, however, certify that each Election Form and Letter of Transmittal covers all of the shares of Raychem common stock held by you for any single beneficial owner. You may be required to provide the exchange agent with such documents and/or additional certifications, if requested, in order to satisfy the exchange agent that you hold such shares of Raychem common stock for a particular beneficial owner. If any shares of Raychem common stock are not covered by an effective Election Form and Letter of Transmittal, they will be deemed shares for which you made no election.

     10. INADEQUATE SPACE. If the space provided in this document is inadequate, the share certificate numbers and the numbers of shares of Raychem common stock that they represent should be listed on additional sheets and attached to this document.

     11. SIGNATURES ON FORM OF ELECTION AND LETTER OF TRANSMITTAL, SHARE POWERS AND ENDORSEMENTS.

          (a) Your signatures must correspond exactly with your name written on the face of your Raychem stock certificate(s) without alteration, variation or any change whatsoever.

          (b) If the Raychem stock certificates surrendered are held of record by two or more joint owners, all such owners must sign this document.

          (c) If any surrendered shares of Raychem common stock are registered in different names on several Raychem stock certificate(s), it will be necessary to complete, sign and submit as many separate Election Form and Letter of Transmittals as there are different registrations of Raychem stock certificates.

          (d) If you sign this document and you are not the record holder(s) of the Raychem stock certificate(s) listed, other than as set forth in paragraph (e) below, such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificate(s).

          (e) If you sign this document as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and you are not the record holder of the accompanying Raychem stock certificates, you must indicate the capacity in which you are signing and must submit proper evidence of your authority to act.

     12. SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS. If you want the merger consideration to be delivered in the name of a person or persons that is different from the person(s) signing this document, you must complete the "Special Issuance and Payment Instructions" box. If the "Special Issuance and Payment Instructions" box is completed, the exchange agent will deliver the merger consideration in the name of, and will mail the merger consideration to, the person(s) you have indicated at the indicated address. However, the exchange agent must be provided with satisfactory evidence of the payment of, or exemption from payment of, any applicable stock transfer taxes.

     13. SPECIAL DELIVERY INSTRUCTIONS. If you want the merger consideration to be delivered in the name of the person(s) signing this document, but to an address that is different from the address set forth in Box A, you must complete the "Special Delivery Instructions" box.

     14. LOST, STOLEN OR DESTROYED CERTIFICATES. You cannot make an effective election without enclosing your Raychem stock certificates with this document or providing a guarantee of delivery followed within three NYSE trading days thereafter by your certificates. If your Raychem stock certificate(s) have been lost, stolen or destroyed, you are urged to call Harris Trust and Savings Bank Raychem's transfer agent, at (312) 360-5199. The transfer agent will forward additional documentation which you must complete in order to obtain a replacement stock certificate. You may be required to post an indemnity bond if so required by Tyco (PA) and the exchange agent.

     15. MISCELLANEOUS. Tyco (PA) and the exchange agent have the discretion to determine whether this document has been properly completed, signed and submitted or revoked and to disregard immaterial defects in your completion of this document. The good faith decision of Tyco (PA) or the exchange agent in such matters shall be conclusive and binding. Tyco (PA) and the exchange agent are not under any duty to give notification of defects in your completion of this document.

     16. INFORMATION AND ADDITIONAL COPIES. Information and additional copies of this document may be obtained from the information agent by telephoning toll-free (800) 223-2064 or from the exchange agent by telephoning toll-free
(800) ________.

                            IMPORTANT TAX INFORMATION

     Under federal income tax law, the exchange agent is required to file a report with the Internal Revenue Service disclosing any payments made to you pursuant to the merger agreement and to impose 31% backup withholding if required. If the correct certifications on Substitute Form W-9 are not provided, a $50 penalty may be imposed on you by the IRS and payments made for your shares of Raychem common stock may be subject to backup withholding of 31%. Backup withholding is also required if the IRS notifies you that you are subject to backup withholding as a result of a failure to report all interest and dividends.

     In order to avoid backup withholding resulting from a failure to provide a correct certification, you must, unless an exemption applies, provide the exchange agent with your correct taxpayer identification number (TIN) on Substitute Form W-9 as set forth on this document. You must certify under penalties of perjury that such number is correct and that you are not otherwise subject to backup withholding.

     The TIN that you must provide is that of the registered holder of the Raychem common stock. If the Raychem common stock is held in more than one name or is not registered in the name of the actual holder or if the merger consideration is to be delivered to another person as provided in the box entitled "Special Issuance and Payment Instructions," consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and your tax advisor for additional guidance on which number to report. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of Raychem common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the exchange agent is not provided with a TIN, the exchange agent will withhold 31% of all such payments and dividends. If you are a non-United States person, you may qualify as an exempt recipient by submitting to the exchange agent a properly completed IRS Form W-8, signed under penalties of perjury, attesting to your exempt status. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

       Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

       Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

       For a summary of the federal income tax consequences of the receipt of the merger consideration, see "Certain Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus.

                           PAYER'S NAME: ___________________


SUBSTITUTE                 PART 1--PLEASE PROVIDE YOUR TIN             -----------------------------
Form W-9                   IN THE BOX AT RIGHT AND CERTIFY             Social Security
                           BY SIGNING AND DATING BELOW.                         Number(s) OR


                                                                       -----------------------------
                                                                       Employer Identification
                                                                       Number

Department of         PART 2--Exempt Payees                            Name (if joint ownership,
Treasury Internal                                                      list first and circle the
Revenue Service                                                        name of the person or
                                                                       entity whose number is entered in
                                                                       Part 1


                                                                       -----------------------------

                                                                       Address (Number and Street)


                                                                       -----------------------------
                                                                       City, State and Zip Code
                                                                       PART 3--AWAITING TIN ( )


Payer's Request for                 CERTIFICATION--UNDER PENALTY OF PERJURY, I
Taxpayer Identification             CERTIFY THAT: (1) The number shown on this form
Number "TIN"                        is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because:
                                    (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup


                                     - 16 -

                                    withholding as a result of a failure to report all interest or dividends, or
                                    (c) the IRS has notified me that I am no longer subject to backup withholding.

                                    DEPARTMENT OF TREASURY INTERNAL REVENUE SERVICE CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reported interest or dividends on your tax return.
                                    However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 2 above.

SIGNATURE: ________________________________________________________________     DATE: _________________________________



NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL, INCLUDING THE SUBSTITUTE FORM W-9, MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
                   BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.


--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 31% of all reportable payments made to me thereafter will be withheld until I provide such number.


SIGNATURE __________________________________________   DATE ____________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------
                                 GIVE THE NAME AND
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
-----------------------------------------------------

1.         An individual's       The individual
           account

2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)

3.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)

4.         a. The usual          The grantor-
             revocable savings   trustee(1)
             trust account
             (grantor is also
             trustee)

           b. So-called trust    The actual owner(1)
             account that is
             not a legal or
             valid trust under
             State law

5.         Sole proprietorship   The owner(3)
           account

-----------------------------------------------------
                                 GIVE THE NAME AND
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
-----------------------------------------------------

6.         Sole proprietorship   The owner(3)

7.         A valid trust,        The legal entity(4)
           estate, or pension
           trust

8.         Corporate account     The corporation

9.         Association, club,    The organization
           religious,
           charitable,
           educational
           organization account
           or other tax-exempt
           organization

10.        Partnership account   The partnership

11.        A broker or           The broker or
           registered nominee    nominee

12.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

---------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

    OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees generally exempted from backup withholding on payments of interest and dividends and with respect to broker transactions include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times under during the tax year the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

    PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE